Exhibit 99.1

Investor Contact:	Media /Sales Contact:
Bonnie Ortega	Hanna Wagari
Director, Investor/Public Relations	Director of Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: hwagari@cardiumthx.com

CARDIUM ANNOUNCES MARKET INTRODUCTION OF NEW ALENA™

CLINICAL STRENGTH CARB BLOCKER TO EXPAND THE

MEDPODIUM HEALTHY LIFESTYLE PRODUCT LINE

MedPodium’s Nutra-Apps™ Lifestyle Supplements

for the Tech-Focused Millennial Generation

SAN DIEGO, CA – July 12, 2011 – Cardium Therapeutics (NYSE Amex: CXM) today announced the addition of a new extra-strength carbohydrate blocker product, Alena™, to MedPodium’s portfolio of Nutra-Apps™ lifestyle supplements.

Alena™ (Extra-Strength Phase 2® plus ChromeMate®) is a non-prescription, 250 mg sealed capsule dietary supplement that is an all-natural, non-stimulant carbohydrate blocker intended to be taken before carbohydrate-rich meals (including junk food snacks and fast food meals) to help reduce the digestion of dietary starches and assist in weight control when used in conjunction with a sensible diet and exercise program*. The key ingredient of Alena is a custom-formulated white kidney bean extract (Phase 2®), which represents the first carbohydrate blocker shown in multiple clinical studies to slow or delay the digestion and absorption of carbohydrates and to help control blood glucose after eating certain starch-laden foods*. MedPodium’s Alena™ has also been formulated to include ChromeMate® brand chromium polynicotinate that is intended to help metabolize fat, turn protein into muscle and convert sugar into energy*. Researchers have shown that ChromeMate’s oxygen-coordinated niacin-bound chromium complex provides a safe and effective form of chromium available in a dietary supplement*. To learn more about Alena™, please visit http://www.medpodium.com/index.php/alena.html.

Alena is formulated using a highly concentrated Phase 2® that is approximately four times more potent than other generally available Phase 2® products and was specifically manufactured for use in MedPodium’s easy-to-swallow pharmaceutical grade capsules. Alena temporarily inhibits the alpha-amylase enzyme from digesting complex carbohydrates commonly found in modern diets, thus slowing their absorption and reducing their caloric impact*. Alena works selectively to reduce the uptake of the types of carbohydrates found in many starchy foods, without blocking the absorption of “good” simple carbohydrates such as those derived from vegetables and whole grains*. A scientific dossier of the Phase 2® clinical studies can be accessed at http://www.phase2info.com/pdf/phase2-product-overview.pdf.

“The addition of our new Alena™ dietary supplement represents another step toward broadening the Company’s MedPodium Nutra-Apps healthy lifestyles brand platform and product portfolio for the influential millennial consumer base as well as other modern consumers,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer. “Our Alena™ carbohydrate blocker can be used as part of a formal diet and exercise plan, or whenever temptation leads to consumption of junk food snacks or fast food meals, in order to help manage caloric intake from starchy foods. Also, like our other products, our concentrated clinical strength Alena™ formulation allows for small easy-to-swallow, pharmaceutically-sealed and tasteless capsules. Alena™ has been custom formulated to offer the highest Phase 2 dosage with the smallest capsule size.”

Reinhard added, “We plan to continue to identify and evaluate new or improved nutritional ingredients and formulations from around the world for our MedPodium healthy lifestyle brand platform. MedPodium’s goal is to offer a portfolio of pharmaceutical grade and easy-to-use products containing best-in-class key ingredients that address the unique health needs of today’s technology-driven society. Once our MedPodium product line expands to critical mass, we plan to market and sell certain products through appropriate entry points in various U.S. retail distribution channels.”

About MedPodium

MedPodium™ is a portfolio of science-based, easy to use Nutra-Apps™ lifestyle supplements designed to promote health and well-being in today’s increasingly complex work and social environment. The MedPodium healthy lifestyle brand is being developed to feature improved product formulations including easy-to use pills and capsules, fast-acting oral drops and sprays, and innovative transdermal delivery systems. Additional information about MedPodium is located at www.medpodium.com.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Alena™ can be effectively commercialized as a nutritional supplement, that Alena and its components will be regarded as safe and effective for blocking the uptake of carbohydrates or for helping to control blood glucose after eating starch-laden foods, or for helping to metabolize fat, turn protein into muscle or convert sugar into energy, that the clinical studies cited in this release will be regarded as substantiation for corresponding product claims or that the product will be accepted as being sufficiently safe, improved or cost-effective compared to other products; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements will successfully and in a timely manner lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the development and commercialization of new products, the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and qualifications and to maintain our listing on a national stock exchange, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

*Note: These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™,

Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™ and Nutra-Apps™ are trademarks of

Cardium Therapeutics, Inc. or Tissue Repair Company.

(Phase 2® is a registered trademark of Pharmachem Laboratories)

(ChromeMate® is a registered trademark of InterHealth Nutraceuticals, Inc.)